Exhibit 99.1

News Release

For Immediate Release

Investor Contact:	Media Contact:

Tyler Lindwall	Eric Smith
Phone: 612-704-0147	Phone: 901-573-9156
E-mail: investor.relations@vistaoutdoor.com	E-mail: media.relations@vistaoutdoor.com

VISTA OUTDOOR APPOINTS GARY MCARTHUR AS INTERIM CEO

Company Remains on Track to Complete the Separation of its Outdoor Products and
Sporting Products Segments in Calendar Year 2023

Separately, Today Announced Solid Third Quarter Earnings Results

ANOKA, MN, February 2, 2023 – Vista Outdoor Inc. (NYSE: VSTO), the parent company of 41 renowned brands that design, manufacture and market sporting and outdoor lifestyle products to consumers around the globe, today announced that Gary McArthur, a member of the Company’s Board of Directors, has been appointed Interim Chief Executive Officer, effective immediately. Mr. McArthur succeeds Chris Metz, who agreed to resign as CEO and director at the request of the Vista Outdoor Board based on the Board’s loss of confidence in his leadership for reasons not involving financial reporting or internal controls.

Michael Callahan, Chairman of the Vista Outdoor Board, said, “Gary is a seasoned executive with extensive financial expertise and has played an integral role in driving Vista Outdoor’s success. We are grateful for Gary’s willingness to step in as CEO on an interim basis and expect him to hit the ground running. We appreciate Chris’ contributions to Vista Outdoor and wish him well in his next endeavor.”

Mr. Callahan continued, “Vista Outdoor has a clear strategic path and we remain on track to complete the separation of our Outdoor and Sporting Products segments in calendar year 2023. We remain confident that the separation will create two market-leading companies with enhanced strategic focus, additional resources, tailored capital allocation priorities and expanded strategic opportunities. We look forward to strengthening our brands and unlocking value for all of our stakeholders.”

Mr. McArthur said, “I look forward to serving as Interim CEO at this pivotal time in Vista Outdoor’s history. The entire Board, including myself, has been deeply involved in the oversight and execution of our strategy, and I am confident we will continue to capitalize on our strong momentum. With our unmatched portfolio of iconic brands, resilient operating model and strong balance sheet, we believe we are well-positioned to deliver compelling value for our shareholders. I look forward to working closely with the leadership team and leveraging my deep knowledge of the Company to drive Vista Outdoor’s strategic priorities forward during this transitional period.”

Mr. Metz said, “It has been an honor to lead Vista Outdoor for the last six years. Vista Outdoor has an excellent team of dedicated employees who will continue to drive the Company’s future success. I stand fully behind the planned separation of the Outdoor and Sporting Products segments into two strong, standalone businesses and believe the Company has a bright future ahead.”

The Company has entered into an agreement with Mr. Metz to ensure access to his institutional knowledge during the transition period.

About Gary McArthur

Gary McArthur brings extensive financial management and complex problem-solving experience to Vista Outdoor. Gary has served as a director of the Company’s Board of Directors since February 2015. He previously served as Vista Outdoor’s Chairman of the Audit Committee and member of the Nominating and Governance Committee until his recent appointment as the Company’s Interim CEO. He served as Executive Vice President and Chief Financial Officer of CH2M Hill, an engineering company that provides consulting, design and operations services, from 2014 to 2017. Prior to joining CH2M Hill, he worked more than 15 years for Harris Corporation, an international communications and information technology company serving government and commercial markets, where he served as Senior Vice President and Chief Financial Officer. Mr. McArthur has also been associated with Nextel Communications, Inc., Lehman Brothers, Inc. and Deloitte & Touche LLP and served on the boards of Terion, Inc. and Live TV Co. Ltd. Mr. McArthur is also a Certified Public Accountant.

About Vista Outdoor Inc.

Vista Outdoor (NYSE: VSTO) is the parent company of more than three dozen renowned brands that design, manufacture and market sporting and outdoor products. We serve a broad and diverse range of consumers around the globe, including outdoor enthusiasts, golfers, cyclists, backyard grillers, campers, hunters, recreational shooters, athletes, as well as law enforcement and military professionals. Our reporting segments, Outdoor Products and Sporting Products, provide these consumers with a wide range of performance-driven, high-quality and innovative outdoor and sporting products. Our operating model leverages shared resources across brands to achieve levels of excellence and performance that would be out of reach for any one brand on its own. Brands include Bushnell, CamelBak, Bushnell Golf, Foresight Sports, Fox Racing, Bell Helmets, Camp Chef, Giro, Simms Fishing, QuietKat, Stone Glacier, Federal Ammunition, Remington Ammunition and more. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. For news and information, visit our website at www.vistaoutdoor.com.

Forward-Looking Statements

Some of the statements made and information contained in this Press Release, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: our plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following: risks related to the separation of our Outdoor Products and Sporting Products segments, including that the process of exploring the transaction and potentially completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the transaction may not achieve some or all of any anticipated benefits with respect to either business and that the transaction may not be completed in accordance with our expected plans or anticipated timelines, or at all; impacts from the COVID-19 pandemic on Vista Outdoor’s operations, the operations of our customers and suppliers and general economic conditions; supplier capacity constraints, production or shipping disruptions or quality or price issues affecting our operating costs; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; our ability to complete acquisitions, realize expected benefits from acquisitions and integrate acquired businesses; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; disruption in the service or significant increase in the cost of our primary delivery and shipping services for our products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; our ability to take advantage of growth opportunities in international and commercial markets; our ability to obtain and maintain licenses to third-party technology; our ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with our sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders; our competitive environment; our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; our ability to maintain and enhance brand recognition and reputation; others’ use of social media to disseminate negative commentary about us, our products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; our ability to comply with extensive federal, state and international laws, rules and regulations; changes in laws, rules and regulations relating to our business, such as federal and state ammunition regulations; risks associated with cybersecurity and other industrial and physical security threats; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and our markets outside the United States, including as a result of the war in Ukraine and the imposition of sanctions on Russia, the COVID-19 pandemic, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers.  You are cautioned not to place undue reliance on any forward-looking statements we make. A more detailed description of risk factors that may affect our operating results can be found in Part 1, Item 1A, Risk Factors, of our Annual Report on Form 10-K for fiscal year 2022 and in the filings we make with Securities and Exchange Commission (the “SEC”) from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.